Exhibit 10.3

BRIXMOR OPERATING PARTNERSHIP LP
LTIP UNIT AGREEMENT
THIS LTIP UNIT AGREEMENT (this “Agreement”) dated as of the Effective Date set forth in the Award Certificate (the “Award Certificate”) is made by and between Brixmor Operating Partnership LP (the “Partnership”) and Brixmor Property Group Inc. (together with its Subsidiaries, the “Company”), and the Participant. The Award Certificate is included with and made part of this Agreement. In this Agreement and each Award Certificate, unless the context otherwise requires, words and expressions shall have the meanings given to them in the Plan, except as herein defined.
1.Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)“Achievement Percentage” means the “Percentage of Award Earned” specified with respect to the threshold, target, and maximum levels for each Performance Component on the Award Certificate, or a percentage determined using linear interpolation if actual performance falls between threshold and target, or between target and maximum levels. In the event that actual performance does not meet the threshold level for any Performance Component, the “Achievement Percentage” with respect to such Performance Component shall be zero.

(b)“AFFO” means adjusted funds from operations, as reported in the Company’s supplemental disclosure for any fiscal quarter.

(c) “AFFO Per Share” means the per share amount obtained by dividing AFFO by Fully Diluted Shares.

(d)“Award” means a Tranche 1 Award, a Tranche 2 Award or a Tranche 3 Award, each as set forth on the Award Certificate.

(e)“Award Certificate” means the certificate attached to this Agreement specifying the Effective Date, the Tranche 1 Award, the Tranche 2 Award, the Tranche 3 Award, and the applicable Performance Periods and Performance Components for each Award.

(f)“Board” means the Board of Directors of Brixmor Property Group Inc.

(g)“Brixmor TSR” means the compound annual growth rate, expressed as a percentage and rounded to the nearest one decimal point, in the value of a share of Common Stock due to stock appreciation and dividends, assuming dividends are reinvested in Common Stock as and when paid, during the applicable Performance Period. For this purpose, the “Beginning Stock Price” means $20 per share of Common Stock; and, the “Ending Stock Price” means the average of the closing sales price of the Company’s Common Stock on the NYSE for the ten (10) trading days immediately preceding and including the last day of a Performance Period (or such other period as the Committee may determine); provided, however, for purposes of the Relative US Shopping Center Index TSR Performance Component, the Ending Stock Price shall be the closing sales price of the Company’s Common Stock on the last day of the applicable Performance Period.

(h)“Distribution Payment” means, for any distribution declared and paid on one

Partnership Common Unit, the amount of such distribution (excluding dividends and distributions paid in the form of additional shares of Common Stock and Partnership Common Units (as defined in the Partnership Agreement) unless adjustment is otherwise made pursuant to Section 13 of the Plan).

(i)“Earned Units” means, collectively, the Performance Earned Units and the Dividend Earned Units.

(j)“EBITDA” means earnings before interest, taxes, and amortization, as reported in the Company’s supplemental disclosure for any fiscal quarter.

(k)“EBITDA Per Share” means the per share amount obtained by dividing EBITDA by Fully Diluted Shares.

(l)“Effective Date” means the Effective Date set forth in the Award Certificate.

(m)“Ex-Dividend Common Share Price” means, as of the ex-dividend date with respect to a share of Common Stock, (i) the average of the high and low price of a share of Common Stock as reported by the primary exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported, or (ii) if the Common Stock is not listed on a national securities exchange, the amount determined by the Committee in good faith to be the Ex-Dividend Common Share Price of the Common Stock.

(n)“Fully Diluted Shares” means the fully diluted share count of the Company, as reported in the Company’s supplemental disclosure for any fiscal quarter.

(o)“LTIP Fraction” has the meaning set forth in the Partnership Agreement. For all purposes of the Partnership Agreement and this Agreement, the LTIP Fraction for each LTIP Unit granted hereunder shall be as set forth on the Award Certificate.

(p)“LTIP Unit” means an OP Unit of the Partnership granted hereunder pursuant to the Plan.

(q)“Participant” means the Eligible Person whose name is set forth in the Award Certificate.

(r)“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Brixmor Operating Partnership LP, as amended or supplemented from time to time.

(s)“Performance Components” means the performance criteria applicable to an Award, as set forth on the Award Certificate.

(t)“Performance Period” means the applicable performance period specified in the Award Certificate.

(u)“Plan” means the Brixmor Property Group Inc. 2013 Omnibus Incentive Plan.

(v)“Qualifying Termination” means a termination of Participant’s employment (w) by the Company without Cause or while Participant has a Disability (as defined in the Plan), (x) if the Participant’s written employment agreement with the Company (or any affiliate) includes a definition of “good reason” or “constructive termination,” by the Participant for “good reason” or “constructive termination” (as defined in such written employment agreement), (y) which is a Retirement, or (z) resulting from the Participant’s death. Notwithstanding the definition of Cause as set forth in the Plan, for purposes of this Agreement, the termination of a Participant’s employment by the Company for poor performance (as determined in the sole judgment of a majority of the management committee) shall constitute a termination by the Company for Cause.

(w)“Relative US Shopping Center Index TSR” means the comparison of the Brixmor TSR to the Shopping Center Index TSR.

(x)“Relative Weighting” means, in respect of any Performance Component, the “Relative Weighting” set forth for such Performance Component on the Award Certificate.

(y)“Retirement” means the Participant’s Termination of Employment with the Company, other than for Cause, following the date on which (i) the sum of the following equals or exceeds 65 years: (A) the number of years of the Participant’s employment and other business relationships with the Company and any predecessor company, and (B) the Participant’s age on the date of termination, (ii) the Participant attained the age of 55 years old, and (iii) the number of years of the Participant’s employment and other business relationships with the Company and any predecessor company is at least five (5).

(z) “Shopping Center Index TSR” means the compound annual growth rate, rounded to the nearest decimal point, in the value of the FTSE NAREIT US Shopping Centers Index during the applicable Performance Period. The Shopping Center Index TSR is obtained from information publicly reported by the National Association of Real Estate Investment Trusts.

(aa)“Target Award Amount” means, in respect of any Award, the “Target Award Amount” set forth for such Award on the Award Certificate.

(ab)“Termination Date” means the effective date of a Termination of Employment for any reason.

(ac)“Termination of Employment” means a “separation from service” of the Participant from the Company, as defined under Section 409A.

2.Range of LTIP Units under Awards; Calculation of LTIP Units

(a)Grant of Award Ranges. (i)     The Partnership hereby grants to the Participant the opportunity to earn the number of LTIP Units set forth in the Award Certificate, including LTIP Units under each of the Tranche 1 Award, Tranche 2 Award, and Tranche 3 Award equal to the ranges set forth in the Award Certificate for each Award (with a threshold, target, and maximum number of LTIP Units for each Award). The actual number of LTIP Units earned under the Award shall be determined pursuant to Section 2(b) and, further, such earned LTIP Units shall be subject to the satisfaction of the service vesting conditions set forth herein. In addition, the Partnership hereby grants to the Participant the right to receive Dividend Earned Units attributable to such LTIP Units as provided for herein.

(i)Admission to Partnership.

(A)The Participant shall be admitted as a limited partner of the Partnership in respect of the LTIP Units as of the Effective Date by signing and delivering to the Partnership a copy of this Agreement.

(B)Upon execution of this Agreement by the Participant, the Partnership and the Company, and the updating of the books and records of the Partnership to reflect the issuance to the Participant of the LTIP Units and the admission of the Participant as an LTIP Unit Limited Partner, the Partnership shall deliver to the Participant a certificate, letter or electronic documentation certifying the number of LTIP Units then issued to the Participant. Thereupon, the Participant shall have all the rights of an LTIP Unit Limited Partner of the Partnership with respect to the maximum number of LTIP Units which may be earned hereunder and the shares of Common Stock of the Company into which such earned LTIP Units may be converted in accordance with the Partnership Agreement.

(ii)Representations and Warranties. The Participant hereby makes the covenants, representations and warranties set forth on Exhibit C attached hereto as of the Effective Date, and the Participant shall immediately notify the Company and the Partnership upon discovering that any of the representations or warranties set forth on Exhibit A was false when made or have, as a result of changes in circumstances, become false.

(iii)Section 83(b) Election. Within 10 days after the Effective Date, the Participant shall provide the Partnership with a copy of a completed election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the forms of Exhibit B hereto. The Participant shall timely (within 30 days of the Effective Date) file (via certified mail, return receipt requested) such election with the Internal Revenue Service and shall thereafter notify the Partnership that the Participant has made such timely filings. The Participant should consult Participant’s tax advisor regarding the consequences of Section 83(b) elections, as well as the receipt, vesting, holding and sale of LTIP Units.

(b)Calculation of Number of Earned LTIP Units.

(i)Following the last day of the Performance Period applicable to an Award (a “Determination Date”), subject to the Participant’s continued employment through the last day of the Performance Period the total number of LTIP Units earned under each of the Tranche 1 Award, Tranche 2 Award, and Tranche 3 Award shall be calculated by the Committee with respect to each Performance Component under the Award. For each Performance Component, the total number of LTIP Units earned shall be equal to the product of (x) the Target Award Amount for such Performance Component, multiplied by (y) the Relative Weighting for such Performance Component, multiplied by (z) the Achievement Percentage for such Performance Component (the “Performance Earned Units”). In the event that the Company’s actual performance does not meet the threshold level for a Performance Component, no LTIP Units shall be earned in respect of that Performance Component.

(ii)Upon any Vesting Date (as defined below), an additional number of LTIP Units will be deemed earned LTIP Units (any such LTIP Units, “Dividend Earned Units”), calculated with respect to each separate Distribution Payment made between the Effective Date and such Vesting Date. The number of Dividend Earned Units for each Distribution Payment shall be equal to the quotient of (A) the product of (x) the number of Performance Earned Units which became vested on such Vesting Date multiplied by (y) 90% of such Distribution Payment, divided by (B) the Ex-Dividend Common Share Price on the ex-dividend date for such Distribution Payment. The number of Dividend Earned Units shall be the sum of all of the foregoing calculations done for each applicable Distribution Payment. All Dividend Earned Units shall be deemed to be Vested LTIP Units under Section 2(c) as of the applicable Vesting Date for which calculations are done.

(iii)The foregoing calculations shall be made no later than 90 days following each applicable Determination Date (with respect to clause (i)) and each applicable Vesting Date (with respect to clause (ii)), as applicable, or as soon thereafter as reasonably practicable, at which time the Partnership shall notify the Participant of the total number of Performance Earned Units or Dividend Earned Units, as applicable (rounded down to the nearest whole LTIP Unit) (any such date, a “Calculation Date”). Any LTIP Units which do not become Vested LTIP Units following the final Vesting Date shall be forfeited automatically and without further action as of that date (and if there are no Performance Earned Units outstanding following the final Determination Date, then all LTIP Units that are not Vested LTIP Units shall be forfeited automatically and without further action as of that date)

(iv)If following any Calculation Date, the total number of Earned Units calculated pursuant to any of Section 2(b)(i) and Section 2(b)(ii) (measured in the aggregate); Section 3(b); or Section 3(d) exceeds the total number of LTIP Units granted pursuant to Section 2(a), then (A) the Partnership shall issue to the Participant, as of the Calculation Date, an additional number of LTIP Units equal to the shortfall; (B) such LTIP Units shall be deemed earned LTIP Units for the purposes of this Award; and (C) the Company and the Partnership shall take such corporate actions as are necessary to accomplish the grant of such additional LTIP Units; provided that such issuance will be subject to the Participant executing and delivering such documentation that the Company and the Partnership may reasonably request in order to comply with all applicable legal and accounting requirements including, without limitation, federal and state securities laws.

(v)In the event of an equity restructuring, as defined in Financial Accounting Standards Board Accounting Standards Codification 718-10 (formerly Statement of Financial Accounting Standards 123R), the Committee shall adjust any Performance Component to the extent it is affected by such restructuring so as to preserve (without enlarging) the likelihood that such Performance Component shall be satisfied, with the manner of such adjustment to be determined by the Committee in its sole discretion.

(c)Vesting. Subject to Section 3, the LTIP Units earned under each Award shall become vested LTIP Units (“Vested LTIP Units”) as follows, subject to the Participant’s continued employment with the Company through the applicable date(s) (each, a “Vesting Date”):

(i)the Performance Earned Units earned in respect of the Tranche 1 Award, if any, shall become Vested LTIP Units with respect to 50% of such Performance Earned

Units on the applicable Determination Date, and with respect to such remaining Performance Earned Units on January 1, 2016;

(ii)the Performance Earned Units earned in respect of the Tranche 2 Award, if any, shall become Vested LTIP Units with respect to 50% of such Performance Earned Units on the applicable Determination Date, and with respect to such remaining Performance Earned Units on January 1, 2017; and

(iii)the Performance Earned Units earned in respect of the Tranche 3 Award, if any, shall become Vested LTIP Units with respect to 50% of such Performance Earned Units on the applicable Determination Date, and with respect to an additional 25% of such Performance Earned Units on each of January 1, 2018 and January 1, 2019.
In the event the Participant is vested in a fractional portion of a Performance Earned Unit, such portion shall be rounded down to the nearest whole number.
3.Effects of Certain Events

(a)General. Subject to Section 3(b), in the event that the Participant’s employment with the Company is terminated, any LTIP Units that are not Vested LTIP Units shall be forfeited automatically and without further action.

(b)Qualifying Termination. Notwithstanding the foregoing:

(i)In the event of the Participant’s Qualifying Termination prior to the completion of the Performance Period applicable to an Award, a portion of the LTIP Units which may be earned under the Award will become Performance Earned Units, with the actual number of Earned Units determined as follows:

(A)with respect to Tranches 1 and 2, based on actual performance through the most recently completed fiscal quarter measured against the Performance Components as prorated based on the number of fiscal quarters completed prior to the Termination Date relative to the total number of fiscal quarters in the Performance Period; and

(B)with respect to Tranche 3, based on actual performance through the Termination Date measured against the Performance Components as pro-rated based on actual performance through the Termination Date;
provided, that any performance criteria based on the achievement of company-wide strategic objectives or satisfaction of individual performance criteria shall be deemed achieved or satisfied at target level (as applicable).
(ii)The number of Performance Earned Units calculated in accordance with Section 3(b)(i) which become Vested LTIP Units will be pro-rated based on the number of days in the applicable Performance Period completed prior to the Termination Date, and such pro-rated number of earned LTIP Units under the Award shall be deemed Vested LTIP Units (and any LTIP Units issued hereunder that are not so vested shall be immediately forfeited). Upon the determination of the number of pro-rated Performance Earned Units, additional LTIP Units shall become Dividend Earned Units (which shall be Vested LTIP Units) with respect to any Distribution Payments made between the Effective Date and the

Termination Date using the methodology set forth in Section 2(b)(ii), calculated as though the Termination Date was the Vesting Date of the applicable Performance Earned Units;

(iii)In the event of the Participant’s Qualifying Termination after the completion of the Performance Period applicable to an Award, but prior to a Vesting Date, then with respect to all such unvested Performance Earned Units, (A) such Performance Earned Units shall become Vested LTIP Units as of the Termination Date, (B) an additional number of LTIP Units shall become Dividend Earned Units (which shall be Vested LTIP Units) using the methodology set forth in Section 2(b)(ii), calculated as though the Termination Date was the Vesting Date of such Performance Earned Units, and (C) any LTIP Units issued hereunder that do not so become Vested LTIP Units shall immediately be forfeited.

(iv)The levels of achievement with respect to any Performance Components shall be adjusted from time to time by the Committee as it deems equitable and necessary in light of acquisitions, dispositions and other transactions or extraordinary or one-time events that impact the Company’s operations.

(c)Termination for Cause. In the event of the Participant’s termination of employment for Cause, then the Award and the LTIP Units that are not Vested LTIP Units shall be automatically forfeited as of the Termination Date.

(d)Change in Control. Notwithstanding the foregoing:

(i)In the event of a Change in Control during the Participant’s employment and prior to the completion of the Performance Period applicable to an Award, a portion of the LTIP Units which may be earned under the Award will become Performance Earned Units or Dividend Earned Units, with the actual number of Earned Units determined

(A)with respect to Tranches 1 and 2, based on actual performance through the most recently completed fiscal quarter measured against the Performance Components as pro-rated based on the number of fiscal quarters completed prior to the date of such Change in Control relative to the total number of fiscal quarters in the Performance Period;

(B)with respect to Tranche 3, based on actual performance through the date of such Change in Control, measured against the Performance Criteria based on actual performance through the date of such Change in Control; and

(C)if any LTIP Units become Performance Earned Units in accordance with Section 3(d)(i)(A) or (B), then with respect to any Distribution Payments made between the Effective Date and the date of such Change in Control, additional LTIP Units shall become Dividend Earned Units (which shall be Vested LTIP Units) using the methodology set forth in Section 2(b)(ii), calculated as though the date of such Change in Control was the Vesting Date of the applicable Performance Earned Units;

provided, that any performance criteria based on the achievement of company-wide strategic objectives or satisfaction of individual performance criteria shall be deemed achieved or satisfied at target level (as applicable), and
(ii)In the event of a Change in Control during the Participant’s employment and prior to a Vesting Date, then with respect to all such unvested Performance Earned Units, (A) such Performance Earned Units shall become Vested LTIP Units as of the date of such Change in Control, (B) an additional number of LTIP Units shall become Dividend Earned Units (which shall be Vested LTIP Units) using the methodology set forth in Section 2(b)(ii), calculated as though the date of such Change in Control was the Vesting Date of such Performance Earned Units, and (C) any LTIP Units issued hereunder that do not so become Vested LTIP Units shall be immediately forfeited).

4.Miscellaneous

(a)Administration. The Committee shall administer the Award. At the end of the Performance Period applicable to any Award, the Committee shall calculate and approve the number of earned LTIP Units awarded to the Participant under such Award. If the Committee determines at any time that an unearned LTIP Unit cannot become a Vested LTIP Unit, the Committee shall have the authority to terminate and cancel such unearned LTIP Unit for no consideration and without liability to the Participant.

(b)Agreement Subject to Plan and Partnership Agreement; Amendment. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the Partnership Agreement. The Awards and LTIP Units granted hereunder are subject to the Plan and the Partnership Agreement. The terms and provisions of the Plan and the Partnership Agreement, as the same may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or the Partnership Agreement, the applicable terms and provisions of the Plan or the Partnership Agreement as applicable, will govern and prevail. The terms of the Agreement and the Award Certificate may be amended from time to time by the Committee in its sole discretion in any manner that it deems appropriate; provided, that any such amendment that would materially and adversely affect any right of the Participant shall not to that extent be effective without the consent of the Participant.

(c)No Transferability; No Assignment. Except as provided in the Partnership Agreement, including Section 11.3 thereto, neither the Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey the Award or the LTIP Units, except that an LTIP Unit may be exchanged for Common Stock subject to the terms of this Agreement and pursuant to the Partnership Agreement. No part of the Award or the LTIP Units shall be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, be transferable by operation of law in the event of the Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

(d)No Right to Continued Employment. Neither the Plan nor this Agreement nor the Participant’s receipt of the Award hereunder shall impose any obligation on the Company or any Affiliate to continue the employment of the Participant. Further, the Company or any Affiliate (as applicable) may at any time terminate the employment of such Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein or in any written employment agreement between the Participant and the Company (or any affiliate).

(e)Limitation on Rights. The Participant shall be the record owner of the LTIP Units, and as record owner shall be entitled to all rights of a holder of LTIP Units under the Partnership Agreement.

(f)Legend. To the extent applicable, all book entries (or certificates, if any) representing the LTIP Units delivered to the Participant as contemplated by Section 2 above shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such LTIP Units are listed, and any applicable Federal or state laws, and the Partnership may cause notations to be made next to the book entries (or a legend or legends put on certificates, if any) to make appropriate reference to such restrictions. Any such book entry notations (or legends on certificates, if any) shall include a description to the effect of the restrictions set forth in Section 4(f) hereof.

(g)Securities Laws; Cooperation. The Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement. Participant further agrees to cooperate with the Company and the Partnership in taking any action reasonably necessary or advisable to consummate the transactions contemplated by this Agreement.

(h)Tax Withholding.

(i)Regardless of any action the Company or the Partnership takes with respect to any or all federal, state or local income tax, employment tax or other tax related items (“Tax Related Items”), the Participant acknowledges that the ultimate liability for all Tax Related Items associated with the LTIP Units (and any distributions in respect thereof) is and remains the Participant’s responsibility and that each of the Company and the Partnership: (A) makes no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the LTIP Units, including, but not limited to, the grant or vesting of the LTIP Units, the exchange of the shares of Common Stock, the subsequent sale of shares of Common Stock and the receipt of any distributions in respect thereof; and (B) does not commit to structure the terms of the grant or any aspect of the LTIP Units to reduce or eliminate the Participant’s liability for Tax Related Items. Further, if Participant has relocated to a different jurisdiction between the date of grant and the date of any taxable event, Participant acknowledges that the Partnership and/or Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction and/or the nature of certain Tax-Related Items may vary.

(ii)If applicable, prior to the relevant taxable event, the Participant shall pay or make adequate arrangements satisfactory to the Partnership and/or the Company, in its sole discretion, to satisfy all withholding and payment on account obligations for Tax Related Items of the Company and the Partnership. In this regard, the Participant authorizes the Company and the Partnership, each in its sole discretion, to satisfy the obligations with regard to all Tax Related Items legally payable by the Participant with respect to the LTIP Units by withholding in shares of Common Stock otherwise issuable to the Participant, provided that the Company and/or the Partnership withholds only the amount of shares of Common Stock necessary to satisfy the minimum statutory withholding amount using the

Fair Market Value of the shares of Common Stock on the Settlement Date. Participant shall pay to the Company and/or the Partnership any amount of Tax Related Items that the Company and/or the Partnership may be required to withhold as a result of the LTIP Units that are not satisfied by the previously described method. The Company may refuse to deliver the shares of Common Stock to the Participant if the Participant fails to comply with Participant’s obligations in connection with the Tax Related Items as described in this Section.

(i)Compensation Recovery Policy. The property received under this Agreement shall be subject to being recovered under the Company’s compensation recovery policy, if any, or any similar policy that the Company may adopt from time to time. For avoidance of doubt, compensation recovery rights to shares of Common Stock issued under this Agreement shall extend to any proceeds realized by the Participant upon the sale or other transfer of such shares of Common Stock. Without limiting the generality of the foregoing, if in the opinion of the independent directors of the Board, (i) the Company’s financial results are restated or were materially misstated due in whole or in part to intentional fraud or misconduct by the Participant, and (ii) the payment or equity or equity-based award made or issued pursuant to this Agreement based on the corrected financial results would be less than the amount previously paid or issued, then by approval by a majority of the independent directors of the Board, the Board may, based upon the facts and circumstances surrounding the restatement, direct that the Company and/or the Partnership recover all or a portion of any payment or equity or equity-based award made or issued pursuant to this Agreement, and the Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company or the Partnership (as determined by the Board), within 10 business days’ of the Company’s or the Partnership’s request to Participant therefor, an amount equal to the excess, if any, of (i) the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) Participant received upon the sale or other disposition of, or distributions in respect of the LTIP Units and any shares of Common Stock issued in respect of such LTIP Units over (ii) the aggregate Cost of such LTIP Units and/or shares (if any). For purposes of this Agreement, “Cost” means, in respect of any LTIP Unit and/or share of Common Stock, the amount paid by Participant for such share, as proportionately adjusted for all subsequent distributions.

(j)Section 409A Compliance. The Award and the shares of Common Stock and amounts payable under this Agreement are intended to comply with the requirements of Section 409A so as to prevent the inclusion in gross income of any benefits accrued hereunder in a taxable year prior to the taxable year or years in which such amount would otherwise be actually distributed or made available to the Participants. The Agreement shall be administered and interpreted to the extent possible in a manner consistent with that intent. The Participant is solely responsible and liable for the satisfaction of all taxes and penalties under Section 409A that may be imposed on or in respect of the Participant in connection with this Agreement, and the Company and the Partnership shall not be liable to any Participant for any payment made under this Plan that is determined to result in an additional tax, penalty or interest under Section 409A, nor for reporting in good faith any payment made under this Agreement as an amount includible in gross income under Section 409A.

(k)Section 280G of the Code. In the event that the accelerated vesting of the LTIP Units or the amounts payable under this Agreement, together with all other payments and the value of any benefit received or to be received by the Participant, would result in all or a portion of such payment being subject to excise tax under Section 4999 of the Code (the “Excise Tax”), then the Participant’s payment shall be either (a) the full payment or (b) such lesser amount that would result in no portion of the payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state, and local employment taxes, income taxes, and the Excise Tax, results in the receipt by the Participant, on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under Section 4999 of the Code. Any such reduction shall be made by the Company and/or the Partnership in compliance with all applicable legal authority, including Section 409A. All determinations required to be made under this Section shall be made by the nationally recognized accounting firm which is the Company’s outside auditor immediately prior to the event triggering the payments that are subject to the Excise Tax, which firm must be reasonably acceptable to the Participant (the “Accounting Firm”). The Company shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company, the Partnership, and the Participant. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Accounting Firm’s determinations must be made with substantial authority (within the meaning of Section 6662 of the Code).

(l)Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland applicable to contracts made and performed wholly within the State of Maryland, without giving effect to the conflict of laws provisions thereof. Any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference), or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of New York or the State of Maryland, and each of the Participant, the Company, and the Partnership hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, or judgment. Each of the Participant, the Company and the Partnership hereby irrevocably waives (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of New York or the State of Maryland, (ii) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

(m)Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
* * * * *

BRIXMOR OPERATING PARTNERSHIP LP
LTIP UNIT AGREEMENT AWARD CERTIFICATE
1. Brixmor Operating Partnership LP (the “Partnership”), Brixmor Property Group Inc., a Maryland corporation (together with its Subsidiaries, the “Company”), and the Participant who is signatory hereto, hereby agree to the terms of this Award Certificate and the Brixmor Property Group Inc. LTIP Unit Agreement (the “Agreement”) to which it is attached. All capitalized terms used in this Award Certificate and not defined herein shall have the meanings assigned to them in the Company’s 2013 Omnibus Incentive Plan (the “Plan”) or the Agreement.
2. Subject to the terms of this Award Certificate, the Agreement, and the Plan, the Partnership hereby grants to the Participant as of the Effective Date, the Tranche 1 Award, Tranche 2 Award, and Tranche 3 Award on the terms set forth below:

Participant:	[__]
Effective Date:	[__]
Total Maximum LTIP Unit Award Amount:	[__]
LTIP Fraction:	1/10

Tranche 1 Award
Award Range
· Threshold Award Amount: [__] LTIP Units
· Target Award Amount: [__] LTIP Units
· Maximum Award Amount: [__] LTIP Units

Performance Period: January 1, 2014 through December 31, 2014

Performance Components
· EBITDA Per Share Target (Relative Weighting: 37.50%)

Level of Achievement	Performance Level Achieved	Percentage of Award Earned
Threshold		$50%
Target		$100%
Maximum		$150%

· AFFO (Adjusted Funds from Operations) Per Share Target (Relative Weighting: 37.50%)

Level of Achievement	Performance Level Achieved	Percentage of Award Earned
Threshold		$50%
Target		$100%
Maximum		$150%

· Achievement of Individual Performance Goals (Relative Weighting: 25%)
Tranche 2 Award
Award Range
· Threshold Award Amount: [__] LTIP Units
· Target Award Amount: [__] LTIP Units
· Maximum Award Amount: [__] LTIP Units

Performance Period: January 1, 2014 through December 31, 2015

Performance Components
· Cumulative EBITDA Per Share Target (Relative Weighting: 37.50%)

Level of Achievement	Performance Level Achieved	Percentage of Award Earned
Threshold		$50%
Target		$100%
Maximum		$150%

· Cumulative AFFO (Adjusted Funds from Operations) Per Share Target (Relative Weighting: 37.50%)

Level of Achievement	Performance Level Achieved	Percentage of Award Earned
Threshold		$50%
Target		$100%
Maximum		$150%

· Achievement of Individual Performance Goals (Relative Weighting: 25%)

Tranche 3 Award
Award Range
· Threshold Award Amount: [__] LTIP Units
· Target Award Amount: [__] LTIP Units
· Maximum Award Amount: [__] LTIP Units

Performance Period: October 29, 2013 through December 31, 2016

Performance Components:
· Relative US Shopping Center Index TSR: (Relative Weighting: 60%)

Level of Achievement	Performance Level Achieved	Percentage of Award Earned
Threshold		50%
Target		100%
Maximum		150%

· Brixmor TSR (Relative Weighting: 20%)

Level of Achievement	Performance Level Achieved	Percentage of Award Earned
Threshold		50%
Target		100%
Maximum		150%

· Company-Wide Strategic Objectives (Relative Weighting: 20%)

•	__

3. The Award and any LTIP Units which may be earned under the Award are subject to the terms and conditions set forth in this Award Certificate, the Plan and the Agreement. All terms and provisions of the Plan and the Agreement, as the same may be amended from time to time, are incorporated and made part of this Award Certificate. If any provision of this Award Certificate is in conflict with the terms of the Plan or the Agreement, then the terms of the Plan or the Agreement, as applicable, shall govern. The Participant hereby expressly acknowledges receipt of a copy of the Plan and the Agreement.
* * * * *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first above written.

BRIXMOR PROPERTY GROUP INC. By: ___________________________________ Name: Title: Authorized Signatory	PARTICIPANT ___________________________________ Name: [Name]
BRIXMOR OPERATING PARTNERSHIP LP By: Brixmor OP GP LLC, its general partner By: ___________________________________ Name: Title: Authorized Signatory

Exhibit A
Investment Representations of Participant
5.LTIP Units Unregistered
. Participant acknowledges and represents that Participant has been advised by the Company and the Partnership that:
(a)the offer and sale of the LTIP Units have not been registered under the Securities Act;
(b)the LTIP Units must be held indefinitely and Participant must continue to bear the economic risk of the investment in the LTIP Units unless the offer and sale of such LTIP Units are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available (or as otherwise provided in the LP Agreement or the Securityholders Agreement);
(c)there is no established market for the LTIP Units and it is not anticipated that there will be any public market for the LTIP Units in the foreseeable future;
(d)a restrictive legend in the form set forth below, and such as may be determined by the Company and/or the Partnership pursuant to the Partnership Agreement, shall be placed on the certificates, if any, representing the LTIP Units:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN A MANAGEMENT SUBSCRIPTION AGREEMENT WITH THE ISSUER, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE”; and
(e)a notation shall be made in the appropriate records of the Partnership indicating that the LTIP Units are subject to restrictions on transfer and, if the Partnership should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the LTIP Units.
6.Additional Investment Representations
. Participant represents and warrants that:
(a)Participant’s financial situation is such that Participant can afford to bear the economic risk of holding the LTIP Units for an indefinite period of time, has adequate means for providing for Participant’s current needs and personal contingencies, and can afford to suffer a complete loss of Participant’s investment in the LTIP Units;
(b)Participant’s knowledge and experience in financial and business matters are such that Participant is capable of evaluating the merits and risks of the investment in the LTIP Units;
(c)Participant understands that the LTIP Units are a speculative investment which involves a high degree of risk of loss of Participant’s investment therein, there are substantial restrictions on the transferability of the LTIP Units and, on the Effective Date and for an indefinite period following the Closing, there will be no public market for the LTIP Units and, accordingly, it may not be possible for Participant to liquidate Participant’s investment in case of emergency, if at all;
(d)Participant understands and has taken cognizance of all the risk factors related to the purchase of the LTIP Units and, other than as set forth in this Agreement and the Partnership Agreement, no representations or warranties have been made to Participant or Participant’s representatives concerning the LTIP Units or the Company or the Partnership, or their prospects or other matters;
(e)Participant has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its Subsidiaries, the Partnership Agreement, the Company’s organizational documents and the terms and conditions of the purchase of the LTIP Units and to obtain any additional information which Participant deems necessary; and
(f)Participant is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

Exhibit B
ELECTION TO INCLUDE UNITS IN GROSS
INCOME PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE
The undersigned acquired OP Units (the “Units”) of Brixmor Operating Partnership LP (the “Partnership”) on [date] (the “Transfer Date”).
The undersigned desires to make an election to have the Units taxed under the provision of Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code §83(b)”), at the time the undersigned acquired the Units.
Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Units (described below), to report as taxable income for calendar year 2014 the excess, if any, of the Units’ fair market value on the Transfer Date over the acquisition price thereof.
The following information is supplied in accordance with Treasury Regulation §1.83-2(e):
1.The name, address and social security number of the undersigned:
[Name]
[Address]

SSN: ____-___-_____
2.A description of the property with respect to which the election is being made:
[•] OP Units in the Partnership
3.The date on which the property was transferred: the Transfer Date. The taxable year for which such election is made: calendar year 2014.
4.The restrictions to which the property is subject: The Units are subject to performance-based vesting, and the Units are subject to forfeiture if certain performance thresholds are not achieved. If the undersigned ceases to be employed by certain affiliates of the Partnership under certain circumstances, all or a portion of the Units may be subject to forfeiture. The Units are also subject to transfer restrictions.
5.The aggregate fair market value (on a liquidation basis) on the Transfer Date of the property with respect to which the election is being made, determined without regard to any lapse restrictions:
OP Units: $0
6.The aggregate amount paid for such property:
OP Units: $0
A copy of this election has been furnished to the Secretary of the Partnership pursuant to Treasury Regulations §1.83-2(e)(7).

Dated: ________ __, 2014	_____________________________
Name (printed):